EXHIBIT 99.2

NEW ERA

OF UN-CARRIER

Q2 2023

INVESTOR FACTBOOK

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Merger & Integration
15	Guidance
16	Contacts
17	Financial and Operational Tables

3

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

4

Postpaid Accounts (in thousands)

27,818
28,212
28,526
28,813
29,112
380
394
314
287
299
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Postpaid net account additions
Postpaid accounts

Year-Over-Year
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Continued moderation of industry growth
■Fewer High Speed Internet only net account additions

Sequential
Continued growth in Postpaid net accounts with an increase in net additions primarily due to:
■Lower deactivations

Year-Over-Year
Postpaid ARPA increased 1% primarily due to:
■An increase in customers per account, including continued adoption of High Speed Internet
■Higher premium services, primarily high-end rate plans
■Partially offset by increased promotional activity, an increase in High Speed Internet only accounts and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Postpaid phone ARPU was relatively flat due to:
■Increased promotional activity and growth in rate plans for specific customer cohorts (Business, Military, First Responders)
■Mostly offset by higher premium services, primarily high-end rate plans

Sequential
Postpaid ARPA increased 1% primarily due to:
■An increase in customers per account, including continued adoption of High Speed Internet
■Higher premium services, primarily high-end rate plans
■Partially offset by increased promotional activity, an increase in High Speed Internet only accounts and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Sequential
Postpaid phone ARPU was relatively flat due to:
■Higher premium services, primarily high-end rate plans
■Partially offset by increased promotional activity and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Postpaid ARPA & Postpaid Phone ARPU

$137.92
$137.49
$137.78
$138.04
$138.94
$48.96
$48.89
$48.86
$48.63
$48.84
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Postpaid ARPA
Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

88,787
90,414
92,232
93,525
95,086
1,656
1,627
1,818
1,293
1,561
933
773
891
755
801
723
854
927
538
760
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions increased primarily due to:
■Higher gross additions
■Lower churn

Postpaid other net customer additions decreased primarily due to:
■Lower net additions from mobile internet devices
■Lower net additions from High Speed Internet

Sequential
Postpaid phone net customer additions increased due to:
■Lower churn

Postpaid other net customer additions increased primarily due to:
■Higher net additions from wearables and other connected devices
■Partially offset by lower net additions from mobile internet devices

Year-Over-Year
Postpaid phone churn decreased 3 basis points primarily due to:
■Improved customer retention driven by a differentiated value proposition and network experience

Sequential
Postpaid phone churn decreased 12 basis points primarily due to:
■Seasonal trends
■Improved customer retention driven by a differentiated value proposition and network experience

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,236
21,341
21,366
21,392
21,516
146
105
25
26
124
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Prepaid net customer additions
Prepaid customers

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Continued moderation of industry growth
■Continued industry migration of prepaid to postpaid

Sequential
Prepaid net customer additions increased primarily due to:
■Seasonally lower churn
■Higher net additions from summer travelers

Year-Over-Year
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Mostly offset by continued growth in gross additions driven by increasing customer demand

Sequential
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Mostly offset by continued growth in gross additions driven by increasing customer demand and lower churn

High Speed Internet Customers (in thousands)

1,544
2,122
2,646
3,169
3,678
560
578
524
523
509
497
488
450
445
447
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 3% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues, including the impact from the sale of the Wireline Business

Sequential
Service revenues increased 1% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues, including the impact from the sale of the Wireline Business

Year-Over-Year
Postpaid service revenues increased 5% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 2% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$11,445
$11,548
$11,725
$11,862
$12,070
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

8

Equipment Revenues ($ in millions)

$4,130
$386
$3,744
$3,855
$311
$3,544
$4,451
$246
$4,205
$3,719
$147
$3,572
$3,169
$69
$3,100
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues decreased 23% primarily due to:
■Lower lease revenues
■A lower number of devices sold primarily driven by higher postpaid upgrades in the prior year related to Sprint customers moving to devices that are compatible with the T-Mobile network, as well as longer device lifecycles, and lower prepaid sales
■Partially offset by higher average revenue per device sold, primarily driven by offers for Sprint customers in the prior year period moving to devices that are compatible with the T-Mobile network

Sequential
Equipment revenues decreased 15% primarily due to:
■Lower lease revenues
■A lower number of devices sold due to seasonally lower postpaid upgrades, as well as longer device lifecycles

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), decreased 20% primarily due to:
■A lower number of devices sold primarily driven by higher postpaid upgrades in the prior year related to Sprint customers moving to devices that are compatible with the T-Mobile network, included in Merger-related costs, as well as longer device lifecycles, and lower prepaid sales

Sequential
Cost of equipment sales, exclusive of D&A, decreased 11% primarily due to:
■A lower number of devices sold due to seasonally lower postpaid upgrades, as well as longer device lifecycles

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$5,108
$4,982
$5,504
$4,588
$4,088
$4,649
$4,724
$5,448
$4,597
$4,088
124.2%
133.3%
129.6%
128.7%
131.9%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Cost of Equipment sales, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 14)
% of Equipment sales, excl. D&A and Merger-related costs

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$4,060
$3,712
$3,167
$3,061
$2,916
$3,099
20.2%
$2,900
18.9%
$2,877
18.5%
$2,853
18.4%
$2,738
17.4%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Cost of services, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 14)
% of Srvc revs, excl. D&A and Merger-related costs

Year-Over-Year
Cost of services, exclusive of D&A, decreased 28% primarily due to:
■Lower Merger-related costs related to network decommissioning and integration
■Higher realized Merger synergies
■Lower costs due to the sale of the Wireline Business
■Partially offset by higher site costs related to the continued build-out of our nationwide 5G network

Sequential
Cost of services, exclusive of D&A, decreased 5% primarily due to:
■Lower costs due to the sale of the Wireline Business

Year-Over-Year
SG&A expense decreased 10% primarily due to:
■Lower legal-related expenses, including $400 million related to the settlement of certain litigation associated with the August 2021 cyberattack in Q2 2022
■Lower Merger-related costs and higher realized Merger synergies
■Lower severance and restructuring expenses
■Lower bad debt expense
■Partially offset by higher advertising expenses and higher commission amortization

Sequential
SG&A expense decreased 3% primarily due to:
■Lower severance and restructuring expenses
■Partially offset by higher advertising expenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,856
$5,118
$5,577
$5,425
$5,272
$5,208
$4,911
$5,321
$5,309
$5,174
34.0%
32.0%
34.3%
34.2%
32.9%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
SG&A expense, ex. Merger-related costs & legal-related expenses
Merger-related costs (see detail on page 14)
Legal-related expenses, net, associated with cyber settlement (see footnote 2 on page 24)
% of Srvc revs, ex. Merger-related costs & legal-related expenses

10

Net Income (Loss) ($ in millions, % of Service revenues)

$2,221
$1,940
$1,477
$508
(0.7)%
3.3%
9.5%
12.5%
14.1%
$(108)
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Diluted Earnings (Loss) Per Share (Diluted EPS)

$(0.09)
$0.40
$1.18
$1.58
$1.86
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Year-Over-Year
Net income was $2.2 billion and Diluted earnings per share was $1.86 in Q2 2023, compared to Net loss of $108 million and Diluted loss per share of $0.09 in Q2 2022, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q2 2023 of $207 million, or $0.17 per share, compared to $1.3 billion, or $1.00 per share, in Q2 2022
■Impairment expense of $358 million, or $0.29 per share, in Q2 2022, compared to no impairment expense in Q2 2023

Sequential
Net income was $2.2 billion and Diluted earnings per share was $1.86 in Q2 2023, compared to $1.9 billion and $1.58 in Q1 2023, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q2 2023 of $207 million, or $0.17 per share, compared to $268 million, or $0.22 per share, in Q1 2023

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Merger-related costs (see detail on page 14) and other special items

Year-Over-Year
Core Adjusted EBITDA increased 11% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues

Sequential
Core Adjusted EBITDA increased 4% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 3% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Partially offset by higher net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities increased 8% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Lower net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $728 million in Q2 2023 compared to $484 million in Q1 2023 and $907 million in Q2 2022.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$3,572
$3,634
$3,383
$3,001
$2,789
23.3%
23.7%
21.8%
19.3%
17.7%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, decreased 22% primarily due to:
■Increased capital efficiency following our accelerated nationwide 5G network build-out

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 7% primarily due to:
■Increased capital efficiency following our accelerated nationwide 5G network build-out

Year-Over-Year
Adjusted Free Cash Flow increased 64% primarily due to:
■Lower Cash purchases of property and equipment
■Higher Net cash provided by operating activities
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.

Sequential
Adjusted Free Cash Flow increased 20% primarily due to:
■Higher Net cash provided by operating activities
■Lower Cash purchases of property and equipment

The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $728 million in Q2 2023 compared to $484 million in Q1 2023 and $907 million in Q2 2022.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Total debt, excluding tower obligations, at the end of Q2 2023 was $80.3 billion.
Net debt, excluding tower obligations, at the end of Q2 2023 was $73.7 billion.

■On September 8, 2022, our Board of Directors authorized a share repurchase program for up to $14.0 billion of our common stock through September 30, 2023
■During Q2 2023, 25.2 million shares were repurchased for $3.5 billion
■On a cumulative basis, as of July 21, 2023, a total of 83.5 million shares were repurchased for $11.8 billion
■On May 19, 2023, S&P upgraded T-Mobile’s senior unsecured credit rating to BBB (stable) from BBB- (positive)
■Subsequent to June 30, 2023, on July 25, 2023, we established an unsecured short-term commercial paper program with the ability to borrow up to $2.0 billion from time to time. This program will supplement our other available external financing arrangements and proceeds are expected to be used for general corporate purposes.

14

Merger-Related Synergies Guidance

Merger synergies are expected to be approximately $7.5 billion in 2023:
▪Approximately $2.7 billion of SG&A expense reductions
▪Approximately $3.2 billion of cost of service expense reductions achieved through network efficiencies
▪Approximately $1.6 billion of savings related to avoided network expenses

Merger-Related Costs
(in millions, excl. EPS)

						Sequential Change		Year-Over-Year Change
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	$	%	$	%
Cost of services	$961	$812	$290	$208	$178	$(30)	(14)%	$(783)	(81)%
Cost of equipment sales	459	258	56	(9)	—	9	(100)%	(459)	(100)%
Selling, general & administrative	248	226	246	159	98	(61)	(38)%	(150)	(60)%
Total Merger-related costs	$1,668	$1,296	$592	$358	$276	$(82)	(23)%	$(1,392)	(83)%

Total Merger-related costs, net of tax	$1,252	$972	$444	$268	$207	$(61)	(23)%	$(1,045)	(83)%
Diluted EPS impact of Merger-related costs	$1.00	$0.77	$0.36	$0.22	$0.17	$(0.05)	(23)%	$(0.83)	(83)%

Net cash payments for Merger-related costs	$907	$942	$622	$484	$728	$244	50%	$(179)	(20)%

15

2023 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.3 to 5.7 million	5.6 to 5.9 million	250 thousand
Net income (1)	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$28.8 to $29.2 billion	$28.9 to $29.2 billion	$50 million
Merger synergies	$7.3 to $7.5 billion	~$7.5 billion	$100 million
Merger-related costs (3)	~$1.0 billion	~$1.0 billion	No change
Net cash provided by operating activities	$17.9 to $18.3 billion	$18.0 to $18.3 billion	$50 million
Capital expenditures (4)	$9.4 to $9.7 billion	$9.5 to $9.7 billion	$50 million
Adjusted Free Cash Flow (5)	$13.2 to $13.6 billion	$13.2 to $13.6 billion	No change

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues of approximately $300 million for 2023.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Adjusted Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

16

Investor Relations

Jud Henry	Justin Taiber	Rob Brust
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

17
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$6,647	$4,507
Accounts receivable, net of allowance for credit losses of $151 and $167	4,592	4,445
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $623 and $667	4,779	5,123
Inventory	1,373	1,884
Prepaid expenses	814	673
Other current assets	2,032	2,435
Total current assets	20,237	19,067
Property and equipment, net	41,804	42,086
Operating lease right-of-use assets	27,891	28,715
Financing lease right-of-use assets	3,365	3,257
Goodwill	12,234	12,234
Spectrum licenses	95,889	95,798
Other intangible assets, net	3,032	3,508
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $131 and $144	1,966	2,546
Other assets	4,184	4,127
Total assets	$210,602	$211,338
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$9,872	$12,275
Short-term debt	7,731	5,164
Deferred revenue	810	780
Short-term operating lease liabilities	3,289	3,512
Short-term financing lease liabilities	1,220	1,161
Other current liabilities	1,647	1,850
Total current liabilities	24,569	24,742
Long-term debt	68,646	65,301
Long-term debt to affiliates	1,495	1,495
Tower obligations	3,860	3,934
Deferred tax liabilities	12,226	10,884
Operating lease liabilities	29,053	29,855
Financing lease liabilities	1,254	1,370
Other long-term liabilities	3,749	4,101
Total long-term liabilities	120,283	116,940
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,261,489,287 and 1,256,876,527 shares issued, 1,180,398,748 and 1,233,960,078 shares outstanding	—	—
Additional paid-in capital	74,161	73,941
Treasury stock, at cost, 81,090,539 and 22,916,449 shares issued	(11,392)	(3,016)
Accumulated other comprehensive loss	(957)	(1,046)
Retained earnings (accumulated deficit)	3,938	(223)
Total stockholders' equity	65,750	69,656
Total liabilities and stockholders' equity	$210,602	$211,338

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions, except share and per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Revenues
Postpaid revenues	$12,070	$11,862	$11,445	$23,932	$22,646
Prepaid revenues	2,444	2,417	2,469	4,861	4,924
Wholesale and other service revenues	1,224	1,267	1,402	2,491	2,874
Total service revenues	15,738	15,546	15,316	31,284	30,444
Equipment revenues	3,169	3,719	4,130	6,888	8,824
Other revenues	289	367	255	656	553
Total revenues	19,196	19,632	19,701	38,828	39,821
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,916	3,061	4,060	5,977	7,787
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	4,088	4,588	5,108	8,676	11,054
Selling, general and administrative	5,272	5,425	5,856	10,697	10,912
Impairment expense	—	—	477	—	477
Loss (gain) on disposal group held for sale	17	(42)	—	(25)	—
Depreciation and amortization	3,110	3,203	3,491	6,313	7,076
Total operating expenses	15,403	16,235	18,992	31,638	37,306
Operating income	3,793	3,397	709	7,190	2,515
Other expense, net
Interest expense, net	(861)	(835)	(851)	(1,696)	(1,715)
Other income (expense), net	6	9	(21)	15	(32)
Total other expense, net	(855)	(826)	(872)	(1,681)	(1,747)
Income (loss) before income taxes	2,938	2,571	(163)	5,509	768
Income tax (expense) benefit	(717)	(631)	55	(1,348)	(163)
Net income (loss)	$2,221	$1,940	$(108)	$4,161	$605

Net income (loss)	$2,221	$1,940	$(108)	$4,161	$605
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $13, $14, $13, $27 and $26	40	40	37	80	74
Unrealized gain (loss) on foreign currency translation adjustment, net of tax effect of $0, $0, $(1), $0 and $(1)	7	2	(3)	9	(4)
Other comprehensive income	47	42	34	89	70
Total comprehensive income (loss)	$2,268	$1,982	$(74)	$4,250	$675
Earnings (loss) per share
Basic	$1.86	$1.59	$(0.09)	$3.45	$0.48
Diluted	$1.86	$1.58	$(0.09)	$3.44	$0.48
Weighted-average shares outstanding
Basic	1,193,078,891	1,219,608,362	1,253,932,986	1,206,270,341	1,252,228,959
Diluted	1,195,533,499	1,224,604,698	1,253,932,986	1,210,220,958	1,256,873,827

19
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Operating activities
Net income (loss)	$2,221	$1,940	$(108)	$4,161	$605
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,110	3,203	3,491	6,313	7,076
Stock-based compensation expense	167	177	154	344	295
Deferred income tax expense (benefit)	703	611	(76)	1,314	109
Bad debt expense	213	222	311	435	521
Losses from sales of receivables	51	38	62	89	108
Impairment expense	—	—	477	—	477
Loss (gain) on remeasurement of disposal group held for sale	22	(13)	—	9	—
Changes in operating assets and liabilities
Accounts receivable	(1,514)	(1,268)	(1,573)	(2,782)	(2,557)
Equipment installment plan receivables	246	152	(189)	398	(724)
Inventory	362	129	484	491	391
Operating lease right-of-use assets	929	1,008	1,693	1,937	3,162
Other current and long-term assets	354	(142)	(112)	212	(116)
Accounts payable and accrued liabilities	(864)	(882)	36	(1,746)	(23)
Short- and long-term operating lease liabilities	(1,183)	(1,009)	(747)	(2,192)	(1,518)
Other current and long-term liabilities	(466)	(183)	200	(649)	37
Other, net	4	68	106	72	211
Net cash provided by operating activities	4,355	4,051	4,209	8,406	8,054
Investing activities
Purchases of property and equipment, including capitalized interest of $(14), $(14), $(13), $(28) and $(28)	(2,789)	(3,001)	(3,572)	(5,790)	(6,953)
Purchases of spectrum licenses and other intangible assets, including deposits	(33)	(73)	(116)	(106)	(2,959)
Proceeds from sales of tower sites	2	6	—	8	—
Proceeds related to beneficial interests in securitization transactions	1,309	1,345	1,121	2,654	2,306
Acquisition of companies, net of cash and restricted cash acquired	—	—	—	—	(52)
Other, net	24	(5)	8	19	7
Net cash used in investing activities	(1,487)	(1,728)	(2,559)	(3,215)	(7,651)
Financing activities
Proceeds from issuance of long-term debt	3,450	3,013	—	6,463	—
Repayments of financing lease obligations	(304)	(306)	(288)	(610)	(590)
Repayments of long-term debt	(223)	(131)	(1,381)	(354)	(3,013)
Repurchases of common stock	(3,591)	(4,619)	—	(8,210)	—
Tax withholdings on share-based awards	(70)	(187)	(43)	(257)	(215)
Other, net	(46)	(43)	(32)	(89)	(62)
Net cash used in financing activities	(784)	(2,273)	(1,744)	(3,057)	(3,880)
Change in cash and cash equivalents, including restricted cash and cash held for sale	2,084	50	(94)	2,134	(3,477)
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	4,724	4,674	3,320	4,674	6,703
End of period	$6,808	$4,724	$3,226	$6,808	$3,226

20
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$896	$840	$989	$1,736	$1,767
Operating lease payments	1,483	1,314	1,042	2,797	2,090
Income tax payments	95	27	63	122	63
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$1,109	$1,119	$990	$2,228	$2,008
Change in accounts payable and accrued liabilities for purchases of property and equipment	(408)	(329)	(68)	(737)	(251)
Increase in Tower obligations from contract modification	—	—	—	—	1,158
Operating lease right-of-use assets obtained in exchange for lease obligations	674	439	591	1,113	6,566
Financing lease right-of-use assets obtained in exchange for lease obligations	324	239	551	563	849

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Customers, end of period
Postpaid phone customers (1)	70,656	71,053	71,907	72,834	73,372	74,132	71,053	74,132
Postpaid other customers (1)	17,767	17,734	18,507	19,398	20,153	20,954	17,734	20,954
Total postpaid customers	88,423	88,787	90,414	92,232	93,525	95,086	88,787	95,086
Prepaid customers (1)	21,118	21,236	21,341	21,366	21,392	21,516	21,236	21,516
Total customers	109,541	110,023	111,755	113,598	114,917	116,602	110,023	116,602
Adjustments to customers (1)	(558)	(1,320)	—	—	—	—	(1,878)	—
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Net customer additions
Postpaid phone customers	589	723	854	927	538	760	1,312	1,298
Postpaid other customers	729	933	773	891	755	801	1,662	1,556
Total postpaid customers	1,318	1,656	1,627	1,818	1,293	1,561	2,974	2,854
Prepaid customers	62	146	105	25	26	124	208	150
Total customers	1,380	1,802	1,732	1,843	1,319	1,685	3,182	3,004

Migrations from prepaid to postpaid plans	165	155	155	175	145	140	320	285

	Quarter						Six Months Ended June 30,
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Churn
Postpaid phone churn	0.93%	0.80%	0.88%	0.92%	0.89%	0.77%	0.86%	0.83%
Prepaid churn	2.67%	2.58%	2.88%	2.93%	2.76%	2.62%	2.62%	2.69%

	Quarter						Six Months Ended June 30,
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Postpaid upgrade rate
Postpaid device upgrade rate	4.8%	4.1%	3.8%	3.9%	3.2%	2.6%	8.9%	5.8%

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Accounts, end of period
Total postpaid customer accounts (1)	27,507	27,818	28,212	28,526	28,813	29,112	27,818	29,112
(1)     Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our postpaid account base resulting in the removal of 57,000 postpaid accounts in the first quarter of 2022 and 69,000 postpaid accounts in the second quarter of 2022.

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Net account additions
Postpaid net account additions	348	380	394	314	287	299	728	586

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
High speed internet customers, end of period
Postpaid high speed internet customers	975	1,472	1,960	2,410	2,855	3,302	1,472	3,302
Prepaid high speed internet customers	9	72	162	236	314	376	72	376
Total high speed internet customers, end of period	984	1,544	2,122	2,646	3,169	3,678	1,544	3,678

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
High speed internet - net customer additions
Postpaid high speed internet customers	329	497	488	450	445	447	826	892
Prepaid high speed internet customers	9	63	90	74	78	62	72	140
Total high speed internet net customer additions	338	560	578	524	523	509	898	1,032

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Device Financing - Equipment Installment Plans
Gross EIP financed	$4,247	$3,580	$3,758	$4,103	$3,335	$2,858	$7,827	$6,193
EIP billings	3,333	3,447	3,717	3,889	3,871	3,732	6,780	7,603
EIP receivables, net	7,898	7,734	7,562	7,669	7,262	6,745	7,734	6,745
EIP receivables classified as prime	61%	61%	61%	59%	59%	59%	61%	59%
EIP receivables classified as prime (including EIP receivables sold)	58%	57%	58%	57%	56%	56%	57%	56%

Device Financing - Leased Devices
Lease revenues	$487	$386	$311	$246	$147	$69	$873	$216
Leased device depreciation	445	317	226	141	58	46	762	104

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Financial Measures

Service revenues	$15,128	$15,316	$15,361	$15,518	$15,546	$15,738	$30,444	$31,284

Equipment revenue	$4,694	$4,130	$3,855	$4,451	$3,719	$3,169	$8,824	$6,888
Lease revenues	487	386	311	246	147	69	873	216
Equipment sales	$4,207	$3,744	$3,544	$4,205	$3,572	$3,100	$7,951	$6,672

Total revenues	$20,120	$19,701	$19,477	$20,273	$19,632	$19,196	$39,821	$38,828

Net income (loss)	$713	$(108)	$508	$1,477	$1,940	$2,221	$605	$4,161
Net income (loss) margin	4.7%	(0.7)%	3.3%	9.5%	12.5%	14.1%	2.0%	13.3%

Adjusted EBITDA	$6,950	$7,004	$7,039	$6,828	$7,199	$7,405	$13,954	$14,604
Adjusted EBITDA margin	45.9%	45.7%	45.8%	44.0%	46.3%	47.1%	45.8%	46.7%
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052	$7,336	$13,081	$14,388
Core Adjusted EBITDA margin	42.7%	43.2%	43.8%	42.4%	45.4%	46.6%	43.0%	46.0%

Cost of services	$3,727	$4,060	$3,712	$3,167	$3,061	$2,916	$7,787	$5,977
Merger-related costs	607	961	812	290	208	178	1,568	386
Cost of services excluding Merger-related costs	$3,120	$3,099	$2,900	$2,877	$2,853	$2,738	$6,219	$5,591

Cost of equipment sales	$5,946	$5,108	$4,982	$5,504	$4,588	$4,088	$11,054	$8,676
Merger-related costs	751	459	258	56	(9)	—	1,210	(9)
Cost of equipment sales excluding Merger-related costs	$5,195	$4,649	$4,724	$5,448	$4,597	$4,088	$9,844	$8,685

Selling, general and administrative	$5,056	$5,856	$5,118	$5,577	$5,425	$5,272	$10,912	$10,697
Merger-related costs	55	248	226	246	159	98	303	257
Selling, general and administrative excluding Merger-related costs	$5,001	$5,608	$4,892	$5,331	$5,266	$5,174	$10,609	$10,440

Total bad debt expense and losses from sales of receivables	$256	$373	$300	$311	$260	$264	$629	$524
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.3%	1.9%	1.5%	1.5%	1.3%	1.4%	1.6%	1.4%

Cash purchases of property and equipment including capitalized interest	$3,381	$3,572	$3,634	$3,383	$3,001	$2,789	$6,953	$5,790
Capitalized interest	15	13	16	17	14	14	28	28

Net cash proceeds from securitization	(3)	(10)	(18)	(26)	(29)	(31)	(13)	(60)

Operating Measures
Postpaid ARPA	$136.53	$137.92	$137.49	$137.78	$138.04	$138.94	$137.23	$138.49
Postpaid phone ARPU	48.41	48.96	48.89	48.86	48.63	48.84	48.69	48.73
Prepaid ARPU	39.19	38.71	38.86	38.29	37.98	37.98	38.95	37.98

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Net income (loss)	$713	$(108)	$508	$1,477	$1,940	$2,221	$605	$4,161
Adjustments:
Interest expense, net	864	851	827	822	835	861	1,715	1,696
Other expense (income), net	11	21	3	(2)	(9)	(6)	32	(15)
Income tax expense (benefit)	218	(55)	(57)	450	631	717	163	1,348
Operating income	1,806	709	1,281	2,747	3,397	3,793	2,515	7,190
Depreciation and amortization	3,585	3,491	3,313	3,262	3,203	3,110	7,076	6,313
Stock-based compensation (1)	136	149	145	146	173	155	285	328
Merger-related costs	1,413	1,668	1,296	592	358	276	3,081	634
Impairment expense	—	477	—	—	—	—	477	—
Legal-related expenses (recoveries), net (2)	—	400	(19)	10	(43)	—	400	(43)
Loss (gain) on disposal group held for sale	—	—	1,071	16	(42)	17	—	(25)
Other, net (3)	10	110	(48)	55	153	54	120	207
Adjusted EBITDA	6,950	7,004	7,039	6,828	7,199	7,405	13,954	14,604
Lease revenues	(487)	(386)	(311)	(246)	(147)	(69)	(873)	(216)
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052	$7,336	$13,081	$14,388
Net income (loss) margin (Net income (loss) divided by Service revenues)	4.7%	(0.7)%	3.3%	9.5%	12.5%	14.1%	2.0%	13.3%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	45.9%	45.7%	45.8%	44.0%	46.3%	47.1%	45.8%	46.7%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	42.7%	43.2%	43.8%	42.4%	45.4%	46.6%	43.0%	46.0%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint Merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”), and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Short-term debt	$2,865	$2,942	$7,398	$5,164	$5,215	$7,731
Short-term debt to affiliates	1,250	—	—	—	—	—
Short-term financing lease liabilities	1,121	1,220	1,239	1,161	1,180	1,220
Long-term debt	66,861	66,552	64,834	65,301	68,035	68,646
Long-term debt to affiliates	1,494	1,495	1,495	1,495	1,495	1,495
Financing lease liabilities	1,447	1,597	1,590	1,370	1,284	1,254
Less: Cash and cash equivalents	(3,245)	(3,151)	(6,888)	(4,507)	(4,540)	(6,647)
Net debt (excluding tower obligations)	$71,793	$70,655	$69,668	$69,984	$72,669	$73,699
Divided by: Last twelve months Net income	$2,804	$1,718	$1,535	$2,590	$3,817	$6,146
Net debt (excluding tower obligations) to LTM Net income Ratio	25.6	41.1	45.4	27.0	19.0	12.0
Divided by: Last twelve months Adjusted EBITDA	$26,969	$27,067	$27,295	$27,821	$28,070	$28,471
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.7	2.6	2.6	2.5	2.6	2.6
Divided by: Last twelve months Core Adjusted EBITDA	$24,175	$24,801	$25,488	$26,391	$26,980	$27,698
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	3.0	2.8	2.7	2.7	2.7	2.7

Adjusted Free Cash Flow is calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2022	2023
Net cash provided by operating activities	$3,845	$4,209	$4,391	$4,336	$4,051	$4,355	$8,054	$8,406
Cash purchases of property and equipment, including capitalized interest	(3,381)	(3,572)	(3,634)	(3,383)	(3,001)	(2,789)	(6,953)	(5,790)
Proceeds from sales of tower sites	—	—	—	9	6	2	—	8
Proceeds related to beneficial interests in securitization transactions	1,185	1,121	1,308	1,222	1,345	1,309	2,306	2,654
Adjusted Free Cash Flow	$1,649	$1,758	$2,065	$2,184	$2,401	$2,877	$3,407	$5,278
Net cash provided by operating activities margin	25.4%	27.5%	28.6%	27.9%	26.1%	27.7%	26.5%	26.9%
Adjusted Free Cash Flow margin	10.9%	11.5%	13.4%	14.1%	15.4%	18.3%	11.2%	16.9%

The current guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2023
(in millions)	Guidance Range
Net cash provided by operating activities	$18,000	$18,300
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Adjusted Free Cash Flow	$13,200	$13,600
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

26
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, High Speed Internet, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income divided by Service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, loss (gain) on disposal group held for sale and certain legal-related recoveries and expenses, as well as other certain special income and expenses which are not reflective of our core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt, repurchase shares and provide further investment in the business. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

27
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares and provide further investment in the business.
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communication services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the difficulties in maintaining multiple billing systems following the Merger (as defined below) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including, but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruption, impacts of current geopolitical instability caused by the war in Ukraine; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our inability to fully realize the synergy benefits from the merger (the "Merger") with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the "Business Combination Agreement") and the other transactions contemplated by the Business Combination Agreement (collectively, the "Transactions") in the expected time frame; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our 2022 Stock Repurchase Program may not be fully consummated, our share repurchase program may not enhance long-term stockholder value; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.